EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share


                                                                  2002
        Basic:

        Net loss                                             $(2,189,220)
                                                             ============

        Average shares:
             Common shares issued                              61,300,000
                                                               ----------
             Average shares outstanding                        61,300,000
                                                               ==========

        Net loss per common share, basic                           $(0.04)
                                                                  =======


        Diluted:

        Net loss                                              $(2,189,220)
                                                              ============

        Average shares:
             Common shares issued                              61,300,000
                                                               ----------
             Average shares outstanding                        61,300,000
                                                               ==========

        Net loss per common share, basic                           $(0.04)
                                                                  =======


All warrants on common stock and all 4,745,456 shares of convertible preferred stock issued were excluded from 2002 diluted earnings per share because they were anti-dilutive.